UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 18, 2020 (March 18, 2020)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On March 18, 2020, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2019. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 18, 2020	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 18, 2020

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Fourth Quarter of 2019 and Year End Financial Results
Maiden Reinsurance Ltd. Completes Re-Domestication to Vermont

PEMBROKE, Bermuda, March 18, 2020 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported a fourth quarter of 2019 net loss attributable to Maiden common shareholders of $21.5 million or $0.26 per diluted common share, compared to a net loss attributable to Maiden common shareholders of $269.2 million or $3.25 per diluted common share in the fourth quarter of 2018.
Non-GAAP operating loss(5) was $3.5 million, or $0.04 per diluted common share in the fourth quarter of 2019 compared with a non-GAAP operating loss of $212.4 million, or $2.56 per diluted common share in the fourth quarter of 2018.
Maiden's book value per common share(1) was $0.51 at December 31, 2019 compared to $1.08 at December 31, 2018. On a non-GAAP basis, adjusted for the unamortized deferred gain on retroactive reinsurance recognized as of December 31, 2019 of $113.0 million, the adjusted book value per common share(10) was $1.87 at December 31, 2019.
Commenting on the fourth quarter of 2019 financial results, Lawrence F. Metz, Maiden’s President and Chief Executive Officer said, "The completion of Maiden Reinsurance’s re-domestication to Vermont represents a major strategic step for us as it will continue to appreciably strengthen our solvency ratios and enable us to continue to evaluate our operating strategy during 2020 while leveraging the significant assets and capital we retain. We believe that we are positioned to make further progress for our shareholders during 2020. Further, our operating results continue to improve, although the fourth quarter results were impacted by slightly higher non-recurring expenses and it remains a principal focus to lower the run rate of all expenses."
Patrick J. Haveron, Maiden’s Chief Financial Officer and Chief Operating Officer added, "The fourth quarter results continue to reflect the run-off of our previously terminated AmTrust reinsurance contracts and a tempering of the adverse prior year loss development which we experienced in recent years. We believe the LPT/ADC Agreement with Enstar is having the desired effect and will continue to provide adequate limit if further adverse reserve development emerges. While our adjusted book value per share was modestly reduced by fourth quarter results, this non-GAAP measure reflects the ultimate economic value that has been created with the measures we have implemented over the last 18 months. As we look to 2020, our strategic focus will center on improving risk-adjusted shareholder returns, whether via asset and capital management or active reinsurance underwriting, or a combination of both. Our present assessment of the reinsurance marketplace along with our current operating profile is that the risk-adjusted returns produced by other strategic initiatives may create greater shareholder value versus active reinsurance underwriting."
Re-Domestication of Maiden Reinsurance to Vermont
Effective March 16, 2020, Maiden’s principal operating subsidiary, Maiden Reinsurance, Ltd. (“Maiden Reinsurance”), completed its re-domestication to the State of Vermont in the U.S. Filings had previously been made with the Vermont Department of Financial Regulation ("Vermont DFR"), the Vermont Secretary of State and with the Bermuda Monetary Authority ("BMA") to provide notice of the Company's intent to re-domicile from Bermuda. Maiden Reinsurance is now subject to the statutes and regulations of Vermont in the ordinary course of business. As previously reported, the Company determined that re-domesticating Maiden Reinsurance to Vermont enables the Company to better align its operations, capital and resources with our liabilities, which originate mostly in the U.S., resulting in a more efficient structure. The re-domestication, in combination with the transactions completed pursuant to the strategic review in 2018 and 2019, will continue to strengthen the Company’s capital position and solvency ratios. The re-domestication does not apply to the parent holding company, which remains a Bermuda-based holding company. Securities issued by the Company are not affected by the re-domestication of Maiden Reinsurance.

Consolidated Results for the Quarter Ended December 31, 2019
Net loss attributable to Maiden common shareholders for the three months ended December 31, 2019 was $21.5 million compared to net loss of $269.2 million for the same period in 2018. The improvement in the net results for the three months ended December 31, 2019 compared to the same period in 2018 was primarily due to the following:

•	net loss from continuing operations of $21.0 million in the fourth quarter of 2019 compared to $216.7 million for the same period in 2018, largely due to the following:

◦
an underwriting loss(4) of $21.7 million in the fourth quarter of 2019 compared to $232.3 million in the same period in 2018. The reduction in the underwriting loss was due to lower adverse prior year loss development incurred, primarily within the AmTrust Reinsurance segment, of $16.1 million in the fourth quarter of 2019 compared to adverse prior year loss development of $152.8 million during the same period in 2018;

◦	realized gains on investment of $2.2 million for the three months ended December 31, 2019 compared to realized losses of $1.2 million for the same period in 2018; and

◦
other general and administrative expenses decreased to $6.8 million for the three months ended December 31, 2019 compared to $10.2 million for the same period in 2018 due to lower salary, benefits and other corporate expenses associated with the Strategic Review and related headcount reductions since late 2018.

•
net loss from discontinued operations of $0.5 million compared to net loss from discontinued operations of $52.5 million for the same period in 2018; the prior year results were primarily due to the realized loss recognized on the disposal of our wholly-owned subsidiary Maiden Reinsurance North America, Inc. ('Maiden US"). The 2018 loss also included recognition of unrealized losses on investments in Maiden US of $26.6 million.

In the fourth quarter of 2019, gross premiums written were $(5.4) million, compared to $388.5 million in the prior year quarter, primarily due to the termination of both quota share contracts in the AmTrust Reinsurance segment and the return of unearned premiums on certain lines covered by the partial termination amendment ("Partial Termination Amendment") with AmTrust Financial Services, Inc. ("AmTrust") effective January 1, 2019. Net premiums earned were $35.8 million in the fourth quarter of 2019, compared to $484.9 million in the fourth quarter of 2018 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment, non-renewals in Maiden Reinsurance's European Capital Solutions business and a reduction in the German Auto programs produced by the Company's IIS unit within its Diversified Reinsurance segment.
During the fourth quarter of 2019, net investment income decreased to $21.5 million from $34.7 million in the fourth quarter of 2018. The decrease in net investment income was principally due to the decline in average investable assets of 30.6%, the result of the run-off of the Company’s reinsurance portfolios and certain agreements entered into in 2019. Investment income was also adversely effected by a decline in the average yield to 2.9% from 3.3% compared to the same period in 2018. Realized gains of $2.2 million were generated for the three months ended December 31, 2019 compared to realized losses of $1.2 million for the three months ended December 31, 2018.
During the fourth quarter of 2019, net loss and loss adjustment expenses decreased to $37.7 million from $556.6 million in the fourth quarter of 2018, primarily as a result of lower earned premiums within the AmTrust Reinsurance segment. Prior year adverse loss development was $16.1 million for the fourth quarter of 2019, compared to $152.8 million for the same period in 2018. In the fourth quarter of 2019, $8.4 million of the reported prior year adverse loss development was related to the Loss Portfolio and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Enstar Group Limited ("Enstar").
Commission and other acquisition expenses decreased to $17.7 million in the fourth quarter of 2019, from $157.7 million in the fourth quarter of 2018 due to significantly lower earned premiums resulting from the terminations in the AmTrust Reinsurance segment. The commission and other acquisition expense in the fourth quarter of 2019 includes $1.1 million of additional ceding commission agreed under the Partial Termination Amendment.
General and administrative expenses for the fourth quarter of 2019 decreased to $9.5 million, compared to $15.2 million in the fourth quarter of 2018, primarily related to salaries and related benefits for headcount reductions occurring in 2019. The Company estimates that it incurred operating expenses of approximately $2.8 million during the three months ended December 31, 2019 which it believes will not recur in future periods.
Consolidated Results for the Year Ended December 31, 2019
Net loss attributable to Maiden common shareholders for the year ended December 31, 2019 was $131.9 million compared to net loss of $570.3 million for the same period in 2018. The improvement in the net results for the year ended December 31, 2019 compared to the same period in 2018 was primarily due to the following:

•	net loss from continuing operations of $109.4 million compared to $450.3 million for the same period in 2018 largely due to the following:

•	an underwriting loss of $183.8 million compared to $520.2 million for the same period in 2018. The reduction in the underwriting loss was principally due to the impact of:

◦
lower adverse prior year loss development incurred, primarily within the AmTrust Reinsurance segment, of $112.5 million for the year ended December 31, 2019 compared to $403.2 million during the same period in 2018; partly offset by

◦
higher initial losses incurred on current year premiums earned during the period within the AmTrust Reinsurance segment which excludes the terminated business under the Partial Termination Amendment (the "Terminated Business"); and

◦
higher ceding commission payable which increased by five percentage points, or $18.7 million, for the remaining in-force business immediately prior to January 1, 2019 (excluding Terminated Business) and related unearned premium as of January 1, 2019 under the Partial Termination Amendment with AmTrust.

•	realized gains on investment of $27.9 million for the year ended December 31, 2019 compared to realized losses of $1.5 million for the same period in 2018; and

•
no dividends were paid to preference shareholders for the year ended December 31, 2019 compared to $25.6 million for the same period in 2018. Our Board of Directors did not declare dividends on any of our preference shares during 2019.

•
net loss from discontinued operations of $22.5 million compared to net loss from discontinued operations of $94.1 million for the same period in 2018 largely as a result of the Settlement and Commutation Agreement entered into between Maiden and Enstar on July 31, 2019 which caused a net additional loss of $16.7 million to be recognized. The 2018 results included the impairment of goodwill and intangible assets of $74.2 million that was recognized due to the sale of Maiden US, partly offset by the proceeds of the sale of the Renewal Rights (as defined in our Annual Report on Form 10-K filed with the SEC today) of $7.5 million.

During the year ended December 31, 2019, gross premiums written were $(528.6) million compared to $2.02 billion for the same period in 2018 primarily due to the termination of both quota share contracts in the AmTrust Reinsurance segment and the return of unearned premiums on certain lines covered by the Partial Termination Amendment, effective January 1, 2019. Net premiums earned were $447.8 million during the year ended December 31, 2019, compared to $2.03 billion for the same period in 2018 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment as well as the reduction in the German Auto programs produced by the Company's IIS unit within its Diversified Reinsurance segment.
During the year ended December 31, 2019, net investment income decreased by 28.2% to $97.8 million from $136.3 million for the same period in 2018 largely due to a decline in average investable assets of 11.5% and a decrease in average yield to 2.7% from 3.3% for the same period in 2018. The decline in average investable assets was impacted by the following two agreements each dated as of July 31, 2019: (i) the payment of $445.0 million premium associated with the LPT/ADC Agreement with Enstar and (ii) the return of $312.8 million in reserves (adjusted for paid losses since January 1, 2019) related to the Commutation and Release Agreement (“Commutation and Release Agreement”) between Maiden Reinsurance and AmTrust International Insurance, Ltd. (“AII”)) , both effective January 1, 2019.
Realized gains of $27.9 million for the year ended December 31, 2019 were primarily driven by sales of securities related to funding the LPT/ADC Agreement with Enstar and the commutation payment to AII pursuant to the Commutation and Release Agreement, partially offset by net investment losses realized on sales of securities related to the Partial Termination Amendment and the conversion of a portion of reinsurance trust assets held as collateral into funds withheld receivable.
During the year ended December 31, 2019, net loss and loss adjustment expenses decreased to $452.8 million from $1.88 billion for the same period in 2018, primarily as a result of lower earned premiums within the AmTrust Reinsurance segment. Prior year adverse loss development was $112.5 million for the year ended December 31, 2019, compared to $403.2 million for the same period in 2018. During 2019, $113.0 million of the reported prior year adverse loss development was related to the LPT/ADC Agreement with Enstar.
Commission and other acquisition expenses decreased to $169.8 million during the year ended December 31, 2019, from $654.7 million for the same period in 2018 due to significantly lower earned premiums resulting from the terminations of both quota share contracts in the AmTrust Reinsurance segment. The commission and other acquisition expense during the year ended December 31, 2019 includes $18.7 million of additional ceding commission agreed under the Partial Termination Amendment.
General and administrative expenses for the year ended December 31, 2019 decreased to $47.2 million, compared to $64.9 million for the same period in 2018, primarily related to salaries and related benefits for headcount reductions occurring in 2019. The Company estimates that it incurred operating expenses of approximately $10.7 million during the year ended December 31, 2019 which it believes will not recur in future periods.

LPT/ADC Agreement with Enstar
Pursuant to the LPT/ADC Agreement, Enstar's Bermuda subsidiary, Cavello Bay Reinsurance Ltd. ("Cavello") assumed liabilities for loss reserves as of December 31, 2018 associated with the AmTrust Quota Share (as defined in our Annual Report on Form 10-K filed with the SEC today) in excess of a $2.179 billion retention, up to $600.0 million in exchange for a retrocession premium of $445.0 million. The $2.179 billion retention is subject to adjustment for paid losses subsequent to December 31, 2018. The LPT/ADC Agreement provides Maiden Reinsurance with $155.0 million in adverse development cover over its carried AmTrust Quota Share loss reserves at December 31, 2018. The LPT/ADC Agreement meets the criteria for risk transfer and therefore has been accounted for as retroactive reinsurance.
Cumulative ceded losses exceeding $445.0 million would result in a deferred gain which will be amortized into income over the settlement period in proportion to cumulative losses collected over the estimated ultimate reinsurance recoverable. Consequently, cumulative adverse development for losses subject to the LPT/ADC Agreement subsequent to December 31, 2018 may result in significant losses from operations until periods when the deferred gain is recognized as a benefit to earnings. At December 31, 2019, the unamortized deferred gain liability recognized for retroactive reinsurance under the LPT/ADC Agreement was approximately $113.0 million.
Amortization of the deferred gain will not occur until paid losses have exceeded the minimum retention under the LPT/ADC Agreement. The current payout date for the losses covered by the LPT/ADC Agreement before the minimum retention is exceeded is expected to be during 2024.
Non-GAAP Operating Results for the Three and Twelve Months Ended December 31, 2019
Non-GAAP operating loss was $3.5 million, or $0.04 per diluted common share in the fourth quarter of 2019 compared with a non-GAAP operating loss of $212.4 million, or $2.56 per diluted common share in the fourth quarter of 2018. Non-GAAP operating loss was $26.5 million, or $0.32 per diluted common share for the year ended December 31, 2019 compared with a non-GAAP operating loss of $466.1 million, or $5.61 per diluted common share in the same period in 2018.
In addition to other adjustments, management has adjusted the GAAP net operating loss and underwriting results by recognizing the unamortized deferred gain arising from the LPT/ADC Agreement which is fully recoverable from Cavello to show the ultimate economic benefit of the LPT/ADC Agreement to Maiden. The amount recognized as an unamortized deferred gain liability for the three and twelve months ended December 31, 2019 under this agreement was $8.4 million and $113.0 million, respectively.
For the three and twelve months ended December 31, 2019, the non-GAAP operating loss is primarily the result of underwriting results not covered by the LPT/ADC Agreement, specifically the run-off of AmTrust quota share business with losses occurring after December 31, 2018 (including the additional ceding commission paid under the Partial Termination Amendment) as well as claims related to the AmTrust Hospital Liability Quota Share. In addition, as previously noted, the Company estimates that it incurred operating expenses of approximately $2.8 million and $10.7 million during the three and twelve months ended December 31, 2019, which it believes will not recur in future periods.
The improvement in the non-GAAP operating losses for the three and twelve months ended December 31, 2019 compared to the same periods in 2018 primarily reflects the impact of unfavorable loss development for which we have ceded that risk under the LPT/ADC Agreement.
Report on Form 10-K for the Year Ended December 31, 2019 and Other Financial Matters
The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 was filed with the U.S. Securities and Exchange Commission on March 18, 2020. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
Total assets were $3.6 billion at December 31, 2019, compared to $5.3 billion at December 31, 2018. Shareholders' equity was $507.7 million at December 31, 2019, compared to $554.3 million at December 31, 2018. Adjusted shareholders' equity(10) was $620.7 million at December 31, 2019, reflecting the unamortized deferred gain on retroactive reinsurance of $113.0 million.
The Company has discontinued the presentation of certain non-GAAP measures such as combined ratio and its related components in this news release, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate the financial results of the Company. The Company has, for the time being, continued to utilize such non-GAAP measures on an annual basis in its Annual Report on Form 10-K for the year ended December 31, 2019.
Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preferred shares. At March 15, 2020, because preference share dividends have not been declared and paid for six quarterly dividend periods, the holders of the Preference Share Series A, Series C and Series D are collectively entitled to enforce certain rights under the provisions of those securities.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.
(1)(4)(5)(10) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.
Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2019 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2019	December 31, 2018
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2019 - $1,813,426; 2018 - $3,109,980)	$1,835,518	$3,051,568
Fixed maturities, held-to-maturity, at amortized cost (fair value 2018 - $998,012)	—	1,015,681
Other investments	31,748	23,716
Total investments	1,867,266	4,090,965
Cash and cash equivalents	48,197	200,841
Restricted cash and cash equivalents	59,081	130,148
Accrued investment income	18,331	27,824
Reinsurance balances receivable, net	12,181	67,997
Reinsurance recoverable on unpaid losses	623,422	71,901
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	77,356	388,442
Funds withheld receivable	684,441	27,039
Other assets	9,946	10,700
Assets held for sale	—	103,628
Total assets	$3,568,196	$5,287,460
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,439,907	$3,126,134
Unearned premiums	220,269	1,200,419
Deferred gain on retroactive reinsurance	112,950	—
Accrued expenses and other liabilities	32,444	66,183
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,592	7,806
Senior notes, net	254,908	254,694
Liabilities held for sale	—	85,114
Total liabilities	3,060,478	4,732,544
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	882	879
Additional paid-in capital	751,327	749,418
Accumulated other comprehensive income (loss)	17,836	(65,616)
Accumulated deficit	(695,794)	(563,891)
Treasury shares, at cost	(31,533)	(31,515)
Total Maiden Shareholders’ Equity	507,718	554,275
Noncontrolling interest in subsidiaries	—	641
Total Equity	507,718	554,916
Total Liabilities and Equity	$3,568,196	$5,287,460

Book value per common share(1)	$0.51	$1.08

Common shares outstanding	83,148,458	82,948,577

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Gross premiums written	$(5,415)	$388,451	$(528,593)	$2,017,798
Net premiums written	$(5,855)	$388,112	$(531,850)	$2,014,597
Change in unearned premiums	41,631	96,812	979,612	11,605
Net premiums earned	35,776	484,924	447,762	2,026,202
Other insurance revenue	721	2,052	2,841	9,681
Net investment income	21,470	34,737	97,837	136,285
Net realized gains (losses) on investment	2,175	(1,247)	27,860	(1,529)
Total other-than-temporary impairment losses	—	(5,353)	(165)	(5,832)
Total revenues	60,142	515,113	576,135	2,164,807
Expenses:
Net loss and loss adjustment expenses	37,719	556,618	452,829	1,880,121
Commission and other acquisition expenses	17,724	157,714	169,760	654,740
General and administrative expenses	9,543	15,202	47,218	64,940
Total expenses	64,986	729,534	669,807	2,599,801
Other expenses
Interest and amortization expenses	(4,830)	(4,831)	(19,320)	(19,318)
Foreign exchange and other (losses) gains	(11,294)	2,599	2,719	4,461
Total other expenses	(16,124)	(2,232)	(16,601)	(14,857)
Loss before income taxes	(20,968)	(216,653)	(110,273)	(449,851)
Less: income tax expense (benefit)	66	39	(911)	441
Net loss from continuing operations	(21,034)	(216,692)	(109,362)	(450,292)
Loss from discontinued operations, net of income tax	(493)	(52,504)	(22,541)	(94,113)
Net loss	(21,527)	(269,196)	(131,903)	(544,405)
Net income attributable to noncontrolling interest	—	(39)	—	(219)
Net loss attributable to Maiden	(21,527)	(269,235)	(131,903)	(544,624)
Dividends on preference shares(2)	—	—	—	(25,636)
Net loss attributable to Maiden common shareholders	$(21,527)	$(269,235)	$(131,903)	$(570,260)
Basic and diluted loss from continuing operations per share attributable to Maiden common shareholders(9)	$(0.25)	$(2.61)	$(1.32)	$(5.74)
Basic and diluted loss from discontinued operations per share attributable to Maiden common shareholders(9)	(0.01)	(0.64)	(0.27)	(1.13)
Basic and diluted loss per share attributable to Maiden common shareholders(9)	$(0.26)	$(3.25)	$(1.59)	$(6.87)
Dividends declared per common share	$—	$—	$—	$0.35
Annualized return on average common equity	(154.1)%	(538.3)%	(199.9)%	(133.2)%
Weighted average number of common shares - basic and diluted(9)	83,133,466	82,946,266	83,061,259	83,050,362

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended December 31, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$11,387	$(16,802)	$—	$(5,415)
Net premiums written	$10,947	$(16,802)	$—	$(5,855)
Net premiums earned	$15,435	$20,341	$—	$35,776
Other insurance revenue	721	—	—	721
Net loss and loss adjustment expenses ("loss and LAE")	(9,210)	(28,509)	—	(37,719)
Commission and other acquisition expenses	(5,485)	(12,239)	—	(17,724)
General and administrative expenses(3)	(1,900)	(832)	—	(2,732)
Underwriting loss(4)	$(439)	$(21,239)	$—	(21,678)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				23,645
Interest and amortization expenses				(4,830)
Foreign exchange and other losses				(11,294)
Other general and administrative expenses(3)				(6,811)
Income tax expense				(66)
Net loss from continuing operations				$(21,034)

For the Three Months Ended December 31, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$20,379	$368,072	$—	$388,451
Net premiums written	$20,040	$368,072	$—	$388,112
Net premiums earned	$29,649	$455,275	$—	$484,924
Other insurance revenue	2,052	—	—	2,052
Net loss and LAE	(19,613)	(536,689)	(316)	(556,618)
Commission and other acquisition expenses	(10,488)	(147,226)	—	(157,714)
General and administrative expenses(3)	(4,066)	(891)	—	(4,957)
Underwriting loss(4)	$(2,466)	$(229,531)	$(316)	(232,313)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				33,490
Total other-than-temporary impairment losses				(5,353)
Interest and amortization expenses				(4,831)
Foreign exchange and other gains				2,599
Other general and administrative expenses(3)				(10,245)
Income tax expense				(39)
Net loss from continuing operations				$(216,692)

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Year Ended December 31, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$52,408	$(581,001)	$—	$(528,593)
Net premiums written	$49,151	$(581,001)	$—	$(531,850)
Net premiums earned	$83,691	$364,071	$—	$447,762
Other insurance revenue	2,841	—	—	2,841
Net loss and LAE	(49,905)	(402,612)	(312)	(452,829)
Commission and other acquisition expenses	(29,898)	(139,862)	—	(169,760)
General and administrative expenses(3)	(8,872)	(2,895)	—	(11,767)
Underwriting loss(4)	$(2,143)	$(181,298)	$(312)	(183,753)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				125,697
Total other-than-temporary impairment losses				(165)
Interest and amortization expenses				(19,320)
Foreign exchange and other gains				2,719
Other general and administrative expenses(3)				(35,451)
Income tax benefit				911
Net loss from continuing operations				$(109,362)

For the Year Ended December 31, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$131,518	$1,886,280	$—	$2,017,798
Net premiums written	$129,319	$1,885,278	$—	$2,014,597
Net premiums earned	$112,487	$1,913,715	$—	$2,026,202
Other insurance revenue	9,681	—	—	9,681
Net loss and LAE	(71,441)	(1,806,995)	(1,685)	(1,880,121)
Commission and other acquisition expenses	(38,749)	(615,991)	—	(654,740)
General and administrative expenses(3)	(17,396)	(3,845)	—	(21,241)
Underwriting loss(4)	$(5,418)	$(513,116)	$(1,685)	(520,219)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				134,756
Total other-than-temporary impairment losses				(5,832)
Interest and amortization expenses				(19,318)
Foreign exchange and other gains				4,461
Other general and administrative expenses(3)				(43,699)
Income tax expense				(441)
Net loss from continuing operations				$(450,292)

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Non-GAAP operating loss attributable to Maiden common shareholders(5)	$(3,507)	$(212,414)	$(26,514)	$(466,062)
Non-GAAP basic and diluted operating loss per common share attributable to Maiden shareholders	$(0.04)	$(2.56)	$(0.32)	$(5.61)
Annualized non-GAAP operating return on average common equity(6)	(25.1)%	(424.7)%	(40.2)%	(108.8)%
Reconciliation of Net loss attributable to Maiden common shareholders to Non-GAAP operating loss attributable to Maiden common shareholders:
Net loss attributable to Maiden common shareholders	$(21,527)	$(269,235)	$(131,903)	$(570,260)
Add (subtract):
Net realized (gains) losses on investment	(2,175)	1,247	(27,860)	1,529
Total other-than-temporary impairment losses	—	5,353	165	5,832
Foreign exchange and other losses (gains)	11,294	(2,599)	(2,719)	(4,461)
Loss from NGHC Quota Share run-off	—	316	312	1,685
Unamortized deferred gain on retroactive reinsurance	8,408	—	112,950	—
Loss from discontinued operations, net of income tax	493	52,504	22,541	94,113
Separation costs incurred due to retirement of former executives	—	—	—	5,500
Non-GAAP operating loss attributable to Maiden common shareholders(5)	$(3,507)	$(212,414)	$(26,514)	$(466,062)

Weighted average number of common shares - basic and diluted	83,133,466	82,946,266	83,061,259	83,050,362
Reconciliation of diluted loss per share attributable to Maiden common shareholders to Non-GAAP diluted operating loss per share attributable to Maiden common shareholders:
Diluted loss per share attributable to Maiden common shareholders	$(0.26)	$(3.25)	$(1.59)	$(6.87)
Add (subtract):
Net realized (gains) losses on investment	(0.03)	0.02	(0.34)	0.02
Total other-than-temporary impairment losses	—	0.07	—	0.07
Foreign exchange and other losses (gains)	0.14	(0.03)	(0.03)	(0.05)
Loss from NGHC Quota Share run-off	—	—	0.01	0.02
Unamortized deferred gain on retroactive reinsurance	0.10	—	1.36	—
Loss from discontinued operations, net of income tax	0.01	0.63	0.27	1.13
Separation costs incurred due to retirement of former executives	—	—	—	0.07
Non-GAAP diluted operating loss per share attributable to Maiden common shareholders	$(0.04)	$(2.56)	$(0.32)	$(5.61)

			December 31, 2019	December 31, 2018
Reconciliation of total Maiden shareholders' equity to adjusted Maiden shareholders' equity
Total Maiden Shareholders’ Equity			$507,718	$554,275
Unamortized deferred gain on retroactive reinsurance			112,950	—
Adjusted Maiden shareholders' equity(10)			$620,668	$554,275

Reconciliation of book value per common share to adjusted book value per common share
Book value per common share	$0.51	$1.08
Add: Unamortized deferred gain on retroactive reinsurance	1.36	—
Adjusted book value per common share(10)	$1.87	$1.08

Non-GAAP underwriting results	For the Three Months Ended December 31,		For the Year Ended December 31,
($ in thousands)	2019	2018	2019	2018
Gross premiums written	$(5,415)	$388,451	$(528,593)	$2,017,798
Net premiums written	$(5,855)	$388,112	$(531,850)	$2,014,597
Net premiums earned	$35,776	$484,924	$447,762	$2,026,202
Other insurance revenue	721	2,052	2,841	9,681
Non-GAAP net loss and LAE(11)	(29,311)	(556,618)	(339,879)	(1,880,121)
Commission and other acquisition expenses	(17,724)	(157,714)	(169,760)	(654,740)
General and administrative expenses	(2,732)	(4,957)	(11,767)	(21,241)
Non-GAAP underwriting income (loss)(11)	$(13,270)	$(232,313)	$(70,803)	$(520,219)

Non-GAAP Net Loss and LAE	For the Three Months Ended December 31,		For the Year Ended December 31,
($ in thousands)	2019	2018	2019	2018
Net loss and loss adjustment expenses	$37,719	$556,618	$452,829	$1,880,121
Less: Unamortized deferred gain on retroactive reinsurance	8,408	—	112,950	—
Non-GAAP net loss and loss adjustment expenses(11)	$29,311	$556,618	$339,879	$1,880,121

	December 31, 2019	December 31, 2018
Investable assets:
Total investments	$1,867,266	$4,090,965
Cash and cash equivalents	48,197	200,841
Restricted cash and cash equivalents	59,081	130,148
Loan to related party	167,975	167,975
Funds withheld receivable	684,441	27,039
Total investable assets(7)	$2,826,960	$4,616,968

	December 31, 2019	December 31, 2018
Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	42,718	89,275
Total Maiden shareholders' equity	507,718	554,275
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$770,218	$816,775

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

(1)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(2)
Dividends on preference shares consist of $0 paid to Preference shares - Series A for the three and twelve months ended December 31, 2019 and $0 and $9,282 paid to Preference shares - Series A for the three and twelve months ended December 31, 2018, respectively, $0 paid to Preference shares - Series C for the three and twelve months ended December 31, 2019 and $0 and $8,816 paid to Preference shares - Series C for the three and twelve months ended December 31, 2018, respectively, and $0 paid to Preference shares - Series D for the three and twelve months ended December 31, 2019 and $0 and $7,538 paid to Preference shares - Series D for the three and twelve months ended December 31, 2018, respectively.

(3)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(4)
Underwriting loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating income (loss) is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, (loss) income from discontinued operations, net of income tax, income (loss) from NGHC Quota Share run-off, separation costs incurred due to retirement of former CEO and CFO and unamortized deferred gain on retroactive reinsurance and should not be considered as an alternative to net (loss) income. The Company's management believes that non-GAAP operating income (loss) is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating income (loss) may not be comparable to similarly titled measures used by other companies.
(6) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating income (loss) attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.
(7) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.
(8) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.
(9) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.
(10) Adjusted Total Maiden Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP Maiden shareholders' equity by adding the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement relating to losses incurred subject to that agreement to Maiden shareholders' equity. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain represents amounts fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations, which will improve Maiden shareholders' equity over the settlement period.
(11) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss), as defined above, by recognizing into income the unamortized deferred gain arising from the LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). We believe reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.